ALLIANCE GAMING CORPORATION
FROM 10-Q

March 31, 2003

Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of Alliance Gaming Corporation (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

•	the Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2003, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

•	the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: May 12, 2003

/s/ Robert L. Miodunski

Robert L. Miodunski
Director, President and
Chief Executive Officer

/s/ Robert L. Saxton

Robert L. Saxton
Sr. Vice President, Treasurer and
Chief Financial Officer (Principal
Financial and Accounting Officer)

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